UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                             July 20, 1999

                      ACCESS PHARMACEUTICALS, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                               DELAWARE
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               (State of other jurisdiction of incorporation)

        0-9314                                      83-0221517
- ------------------------                  ---------------------------------
(Commission File Number)                  (IRS Employer Identification No.)

   2600 Stemmons Freeway, Suite 176, Dallas, Texas              75207
- ---------------------------------------------------           ----------
    (Address of principal executive offices)                  (Zip Code)


         Registrant's telephone number, including area code:
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                             (214) 905-5100

                                  N/A
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition Or Disposition Assets.
           ----------------------------------

On February 23, 1999, Access Pharmaceuticals, Inc., a Delaware corporation (the "Registrant"), entered into an Agreement of Merger and Plan of Reorganization, as amended (the "Agreement") with Virologix Corporation, a Delaware corporation ("Virologix"), and Access Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (the "Merger Sub"). Pursuant to the terms of the Agreement, on July 20, 1999 the Merger Sub merged with and into Virologix, the separate existence of the Merger Sub ceased, and Virologix became a wholly-owned subsidiary of the Registrant and each outstanding share of Virologix' common stock were converted into 0.231047 shares of the Registrant's common stock representing 1,000,000 shares of common stock of the Registrant. The transaction will be accounted for as a purchase.

Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits.
           -------------------------------------------------------------------

(a)   Financial Statement of Business Acquired.

The financial statements of the business acquired are not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report is filed with the Securities and Exchange
Commission (the "Commission").

(b) Pro Forma Financial Information.The pro forma financial information is not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report is filed with the Commission.

(c)   Exhibits.

Exhibit No.   Description
- -----------   ------------

Exhibit 2.2 Agreement of Merger and Plan of Reorganization by and among Access Pharmaceuticals, Inc., Access Holdings, Inc. and Virologix Corporation, dated as of February 23, 1999, as amended, including exhibits thereto.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            ACCESS PHARMACEUTICALS, INC.


                                            By: /s/ Kerry P. Gray
                                               ------------------
                                            Title: President and CEO

Dated: August 3, 1999